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SUPPLEMENT
(To Prospectus Supplement dated February 22, 2002              [GRAPHIC OMITTED]
to Prospectus dated January 24, 2002)




                           $199,502,959 (Approximate)


                  Chase Mortgage Finance Trust, Series 2002-S5
                                     Issuer


                       Chase Mortgage Finance Corporation
                                     Seller


                      Chase Manhattan Mortgage Corporation
                                    Servicer


         Multi-Class Mortgage Pass-Through Certificates, Series 2002-S5


   The information included under the heading "Assumed Mortgage Loan Characteristics" on page S-20 of the attached Prospectus Supplement dated February 22, 2002 (the "Prospectus Supplement") is hereby deleted and replaced in its entirety by the following:


                     Assumed Mortgage Loan Characteristics


Principal Balance                                                                    Remaining Term
as of the Cut-off     Mortgage      Net Mortgage                      Loan Age     to Stated Maturity
      Date              Rate            Rate       Servicing Fee    (in Months)         (Months)
-----------------   ------------    ------------   -------------    -----------    ------------------
 $ 14,833,397.16    6.1884729128%   5.8754729128%      0.3130%           1                179
 $185,170,413.33    6.5914348034%   6.2784348034%      0.3130%           2                177


   All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                              --------------------

                  The date of this Supplement is March 5, 2002